UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Congress Street, Suite 700, Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (980) 299-5700

451 Florida Street, Baton Rouge, Louisiana 70801
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2016, Albemarle Corporation (the “Company”) entered into a definitive Share Purchase Agreement (the “Purchase Agreement”) with BASF SE (the “Purchaser”), pursuant to which the Company agreed to sell its Chemetall surface treatment business (the “Business”) to the Purchaser (the “Transaction”) through a sale of the equity interests in certain indirect wholly owned subsidiaries of the Company through which the Business is operated.  The Purchase Agreement provides that the Purchaser will pay an aggregate consideration of approximately $3.2 billion in cash to acquire the Business, subject to adjustment at closing for a reduction with respect to certain underfunded and unfunded pension liabilities and further adjustment for cash, working capital and indebtedness.

Pursuant to the Purchase Agreement, the parties have made customary representations and warranties and agreed to various customary covenants, including, among others, covenants to conduct the Business in the ordinary course between the execution of the Purchase Agreement and the consummation of the Transaction, as well as a covenant by the Company not to compete with the Business for a period of three years following the consummation of the Transaction, subject to certain exceptions.  Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Purchaser for, among other things, certain losses arising from certain pre-closing restructuring transactions and pre-closing environmental matters relating to disposed properties.  The parties also agreed to certain mutual indemnification provisions for breaches or inaccuracies in the representations and warranties or covenants.

The consummation of the Transaction is subject to receipt of regulatory approvals and other customary closing conditions. The Transaction is expected to close in the fourth quarter of 2016.  Either party will be permitted to terminate the Purchase Agreement if the Closing has not occurred by December 31, 2016.

There are no material relationships between the Company or its affiliates and the Purchaser, other than with respect to the transaction described herein.

Item 8.01 Other Events.

On June 17, 2016, the Company issued a press release announcing the Transaction.  A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated June 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: June 17, 2016	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President and Chief Administrative Officer

EXHIBITS

Exhibit No.	Description
99.1	Press release, dated June 17, 2016